UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2018

MOUNTAIN HIGH ACQUISITIONS CORP.

COLORADO	333-175825	27-3515499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6501 E. Greenway Parkway #103-412

Scottsdale, Arizona 85254

(Address of principal executive offices)

(303) 358-3840

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	Entry into a Material Definitive Agreement.

Effective June 11, 2018, D9 Manufacturing Corp, (“D9”) and MYHI-AZ Corp (“AZ”), the wholly owned subsidiary of Mountain High Acquisitions Corp, (“MYHI”), converted the amounts due AZ from D9 into a $135,000.00, 36 month promissory note, (the “Note”) at 7% per annum interest. The Note defers the first payment for 120 days from the date of the Note.

In conjunction with the above. AZ also terminated the current operating lease with D9 effective March 31, 2018 and replaced it with a new 2 year operating lease (the “New Lease”) beginning July 1, 2018. The New Lease calls for monthly lease payments of $5,000.00 beginning November 1, 2018.

The foregoing description of the terms of the Note and the New Lease does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable documents, copies of which are filed with this Form 8-K and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits	Document Description
	4.01	D9 Promissory Note
	10.01	D9 New Lease

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2018	MOUNTAIN HIGH ACQUISITIONS CORP. By: /s/ Richard G. Stifel Richard G. Stifel, Chief Financial Officer